Registration No. 333-134617

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIASYS HEALTHCARE INC.

(Exact name of issuer as specified in its charter)

Delaware	04-3505871
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation of organization)

227 Washington Street, Suite 200

Conshohocken, PA 19428

(Address of principal executive offices)

VIASYS Healthcare Inc. Equity Incentive Plan

(Full title of the plans)

Randy H. Thurman

President and Chief Executive Officer

VIASYS Healthcare Inc.

227 Washington Street, Suite 200

Conshohocken, PA 19428

(Name and address of agent for service)

(610) 862-0800

(Telephone number, including area code, of agent for service)

Copy to:

Timothy Maxwell, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA  19103

(215) 963-5000

As a result of the merger of Eagle Merger Corp., a Delaware corporation, with and into VIASYS Healthcare Inc. (the “Registrant”), the Registrant became a wholly owned subsidiary of Cardinal Health, Inc., an Ohio corporation, and the VIASYS Healthcare Inc. Equity Incentive Plan (the “Plan”) was terminated.  Accordingly, this Post-Effective Amendment No. 2 is being filed to deregister the remaining shares of the Registrant’s Common Stock that were available for issuance under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Conshohocken, Pennsylvania, on this 28th day of June, 2007

VIASYS HEALTHCARE INC.

By:	/s/ Randy H. Thurman
Randy H. Thurman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

/s/ Randy H. Thurman	Chief Executive Officer, President and Chairman	June 28, 2007
Randy H. Thurman	(Principal Executive Officer)

/s/ Martin P. Galvan	Executive Vice President, Chief Financial Officer	June 28, 2007
Martin P. Galvan	and Investor Relations (Principal Financial Officer)

/s/ Scott W. Hurley	Vice President and Corporate Controller	June 28, 2007
Scott W. Hurley	(Principal Accounting Officer)

**	Director	June 28, 2007
Ronald A. Ahrens

**	Director	June 28, 2007
Sander A. Flaum

**	Director	June 28, 2007
Kirk E. Gorman

**	Director	June 28, 2007
Thomas F. Hofmann

**	Director	June 28, 2007
Fred B. Parks

**	Director	June 28, 2007
Elliot J. Sussman, M.D., MBA

	Director	June 28, 2007
Rebecca W. Rimel

** By:	/s/ Martin P. Galvan
Martin P. Galvan
Attorney-in-Fact